UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES PURSUANT TO SECTION 12(b) OR (g) OF THE SECURITIES EXCHANGE ACT OF 1934

ALPS ETF Trust

(Exact name of registrant as specified in its charter)

     Delaware

See Item 1.

(State of incorporation or organization)

        (I.R.S. Employer Identification No.)

1290 Broadway, Suite 1100, Denver, Colorado

  80203

(Address of principal executive offices)

(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

TITLE OF EACH CLASS TO BE SO REGISTERED	NAME OF THE EXCHANGE ON WHICH EACH CLASS IS TO BE SO REGISTERED
Barron’s 400 ETF, shares of beneficial interest	NYSE Arca, Inc.

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐

Securities Act registration statement file number to which this form relates: 333-148826

Securities to be registered pursuant to Section 12(g) of the Act:   None

Item 1. Description of Registrant’s Securities to be Registered.

A description of the shares of beneficial interest, no par value (“Shares”), of the following Fund of ALPS ETF Trust (the “Registrant”) is set forth in the Registrant’s Registration Statement on Form N-1A, as amended (“Registration Statement”) (Securities Act file number 333-148826; Investment Company Act file number 811-22175), as filed with the Securities and Exchange Commission, which description is incorporated herein by reference.  Any form of supplement to the Registration Statement that is subsequently filed that relates to the Fund is hereby also incorporated by reference herein.

Name of Fund	I.R.S. Employer Identification No.
Barron’s 400 ETF, shares of beneficial interest	46-2567538

Item 2. Exhibits.

(a)(1)

Registrant’s Certificate of Trust, incorporated by reference to Exhibit (a)(1) to the Registrant’s Registration Statement on Form N-1A (File Nos. 333-148826; 811-22175), filed on January 23, 2008.

(a)(2)

Registrant’s Agreement and Declaration of Trust, incorporated by reference to Exhibit (a)(2) to Pre-Effective Amendment No. 2 of the Registrant’s Registration Statement on Form N-1A (File Nos. 333-148826; 811-22175), filed on May 1, 2008.

(b)

Registrant’s Bylaws, incorporated by reference to Exhibit (a)(2) to Pre-Effective Amendment No. 2 of the Registrant’s Registration Statement on Form N-1A (File Nos. 333-148826; 811-22175), filed on May 1, 2008.

SIGNATURE

Pursuant to the requirements of Section l2 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

ALPS ETF Trust

By:

/s/ Thomas A. Carter

Date:

May 31, 2013

Thomas A. Carter

President